Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, Andrea F. Bielsker, does hereby constitute and appoint Jeanie S. Latz or Mark G. English, his/her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned individual a Report on Form 4 or Form 5 and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of March 2005.

/s/Andrea F. Bielsker
   Signature

Name Printed: Andrea F. Bielsker

STATE OF MISSOURI       )
                        ) ss
COUNTY OF JACKSON       )

     On this 28th day of March, 2005, before me the undersigned, a Notary Public, personally appeared Andrea F. Bielsker, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he/she executed the same as his/her free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed by official seal the day and year last above written.

/s/Jacquetta L. Hartman
  Notary Public

Ray County, Missouri

My Commission Expires:

April 8, 2008